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                                                                   Exhibit 23.02






                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 No. 333-82352 (relating to Xcel Energy Inc.'s $1,000,000,000 Debt Securities, Common Stock, and Rights to Purchase Common Stock), Registration Statement on Form S-3 No. 33-36270 and 333-74996 (relating to the Xcel Energy Inc. Direct Purchase Plan), Registration Statement on Form S-8 No. 333-54460 (relating to the Xcel Energy Inc. Executive Annual Incentive Award Plan), Registration Statement on Form S-8 No. 333-51786 (relating to the Xcel Energy Inc. Executive Long-Term Incentive Award Stock Plan), Registration Statement on Form S-8 No. 2-61264 (relating to the Northern States Power Company Employee Stock Ownership Plan), Registration Statements on Form S-8 No. 33-38700 and 333-91495 (relating to the Northern States Power Company Executive Long-Term Incentive Award Stock Plan), Registration Statement on Form S-8 No. 333-48610 (relating to the New Century Energies, Inc. Omnibus Incentive Plan; Public Service Company of Colorado Omnibus Incentive Plan; Southwestern Public Service Company 1989 Stock Incentive Plan; Southwestern Public Service Company Employee Investment Plan; and Southwestern Public Service Company Directors' Deferred Compensation Plan), Registration Statement on Form S-8 No. 333-48604 (relating to the New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; New Century Energies, Inc. Employees' Savings and Stock Ownership Plan For Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and New Century Energies, Inc. Employees' Savings and Stock Ownership Plan For Non-Bargaining Unit Employees), Registration Statement on Form S-8 No. 333-104507 (relating to the Xcel Energy Inc. 401(k) Savings Plan), Registration Statement on Form S-3 No. 333-108446 (relating to the Xcel Energy Inc. Dividend Reinvestment Plan), Registration Statement on Form S-8 No. 333-48590 (relating to the Xcel Energy Inc. Omnibus Incentive Plan), Registration Statement on Form S-3 No. 333-46842 (relating to Xcel Energy Inc.'s $1,000,000,000 Principal Amount of Debt Securities), Registration Statement on Form S-3 No. 333-35482 (relating to the acquisition of Natrogas, Inc.), Registration Statement on Form S-4 No. 333-109601 (relating to the exchange of Xcel Energy senior notes), Post-Effective Amendment No. A-1 on Form S-8 to Registration Statement on Form S-4 No. 333-84264 (relating to the NRG Energy, Inc. Tender Offer), and Post-Effective Amendment No. B-1 on Form S-3 to Registration Statement on Form S-4 No. 333-84264 (relating to the NRG Energy, Inc. Tender Offer) of our report dated March 28, 2003, except as to Notes 29 and 30, which are as of December 3, 2003, relating to the consolidated financial statements of NRG Energy, Inc., which report appears in this Annual Report on Form 10-K.



/S/ PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
March 12, 2004